                                                                    EXHIBIT 3.51

                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                       MAHONING MEDICAL LABORATORIES, INC.

     The undersigned officer of MAHONING MEDICAL LABORATORIES, INC., an Ohio corporation for profit (the "Corporation"), does hereby certify that in a writing signed by all of the directors and all of the shareholders who would be entitled to a notice of a meeting held for such purpose, the following amendments to the Corporation's Articles of Incorporation were adopted. This amendment to the Articles of Incorporation is to be filed under Ohio Revised Code Section 1701.01 et. seq. for a corporation for profit.

     RESOLVED, that the following amendment; is hereby adopted:

     FIRST: Article 1. of the Corporation's Articles of Incorporation is hereby amended in its entirely as follows:

               The name of the corporation is: AMERIPATH YOUNGSTOWN LABS, INC.

     IN WITNESS WHEREOF, the undersigned officer, acting for and on behalf of the Corporation has hereunto subscribed his name this 30th day of September, 1998.


                                       By: /s/ Robert P. Wynn
                                           -------------------------------------
                                           Robert P. Wynn, Vice President

[SEAL]

                                                                   RECEIVED

                                                                 OCT 06 1998

                                                                   BOB TAFT
                                                              SECRETARY OF STATE

[SEAL]

[SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                       MAHONING MEDICAL LABORATORIES, INC.

     The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, does hereby certify as follows:

     1. NAME. The name of the corporation is Mahoning Medical Laboratories, Inc.

     2. PRINCIPAL OFFICE. The corporation's principal office is located in the City of Youngstown, County of Mahoning, State of Ohio.

     3. PURPOSE. The sole purpose for which this corporation is formed is to engage in any lawful act or activity for which the corporation; may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     4. SHARES. The maximum number of shares which the corporation is authorized to have outstanding is seven hundred fifty (750), all of which shall be common shares without par value.

     5. PURCHASE OF SHARES. The corporation, by action of its directors, has the right and authority to purchase any of its outstanding shares at such price and upon such terms as are agreed upon between the corporation and the selling shareholder, whenever the corporation has funds legally available for such purpose.

     6. VOTING. The holders of a majority of the outstanding voting shares are authorized to take any action which, but for this provision, would require the vote or other action of the holders of more than a majority of such shares.

     7. CONFLICT OF INTEREST. A director or officer of the corporation shall not be disqualified, because of his office, from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction of the corporation be void or voidable or in any way affected or invalidated by reason of the fact that any such director or officer, or any firm of which such director or officer is a member, or any corporation of which such director or officer is a shareholder, director, or officer, is in any way interested in such transaction if the fact that such director, officer, firm, or corporation is so interested is disclosed to or is known by such directors of the corporation who are present at the meeting of the directors at which action upon such transaction is taken; nor shall any such director or officer be accountable or responsible to the corporation with respect to any such transaction of the corporation or for any gains or profits realized by him because he, or any firm of which he is a member, or any corporation of which he is a shareholder, officer, or director, is interested in such transaction; and any such director may be counted in determining the existence of a quorum at any meeting of the directors of the corporation which will authorize or take action with respect to any such transaction, and may vote thereat to authorize, ratify, or approve any such transaction with like force and effect as if he, or any firm of which he is a member, or any corporation of which he is a shareholder, officer, or director, were not interested in such transaction. As used herein, "transaction" includes any contract or other act of the corporation.

     8. PRE-EMPTIVE RIGHTS. The pre-emptive right t0 purchase additional shares or other securities of the corporation is expressly denied to all shareholders of all classes.

     IN WITNESS WHEREOF, I have hereunto subscribed my name on March 14, 1994.


                                                     /s/ John T. Mulligan, Esq.
                                                    ----------------------------
                                                       John T. Mulligan, Esq.

                                                       SOLE INCORPORATOR

                                      - 2 -